SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2020

Blockchain of Things
(Exact name of registrant as specified in its charter)

Delaware	000-56170	47-5080120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

747 3rd Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 926-2268

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Securities registered pursuant to Section 12(b) of the Act: None.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increases in Officer Salary

Effective September 1, 2020, we have increased the salaries for our Chief Executive Officer, Andre De Castro, and our Chief Financial Officer, Deborah de Castro. Both were increased by 7% for cost of living increases.

From January 1, 2020 - August 30, 2020, Mr. De Castro’s annual salary was $184,440.00. Applying the 7% increase and commencing September 1, 2020, Mr. De Castro’s salary is now $197,350.80

From January 1, 2020 - August 30, 2020, Ms. de Castro’s annual salary was $120,840.00. Applying the 7% increase and commencing September 1, 2020, Ms. de Castro’s salary is now $129,298.80

Change in Director Compensation

Our board of directors approved a change in director compensation from 4,000 shares of common stock per year to 16,000 shares of common stock per year. To be eligible for the full share compensation, directors must attend 3 out of 4 meetings. Attendance at less than all meetings will result in a reduction of shares received.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain of Things, Inc.

/s/ Andre De Castro

Andre De Castro
Chief Executive Officer

Date September 25, 2020

3